Exhibit 99.2

BLUCORA ANNOUNCES $100 MILLION SHARE REPURCHASE AUTHORIZATION

IRVING, Texas, March 19, 2019 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people’s goals, today announced that its Board of Directors has authorized the repurchase of up to $100 million of its common stock. The authorization is effective immediately and does not have a specified expiration date.

“The new stock repurchase program enhances our capital allocation strategy and provides us with a complementary tool to deliver value to our shareholders,” said Davinder Athwal, Blucora’s Chief Financial Officer. “While we remain focused on debt reduction and investments that will drive long-term organic growth, this authorization provides additional flexibility and an alternative for cash redeployment through opportunistic buybacks.”

Share repurchases may be made through a variety of methods, including open market or privately negotiated transactions. The timing and number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. Blucora’s repurchase program does not obligate it to repurchase any specific number of shares and may be suspended or discontinued at any time. Repurchased shares will be available for general corporate purposes. The company had 48 million shares outstanding as of December 31, 2018.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates through two primary businesses, HD Vest, the No. 1 tax-focused broker-dealer with $42 billion in total client assets as of December 31, 2018, and TaxAct, the No. 3 tax preparation software by market share with approximately 4 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Contact:

Bill Michalek

Blucora Investor Relations

(972) 870-6463

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; our ability to consummate our proposed acquisition of 1st Global, Inc. on a timely basis or at all, as well as our ability to effectively integrate its operations and realize the anticipated synergies from the acquisition; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our expectations concerning the benefits that may be derived from our new clearing platform and our investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate companies or assets that we acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by law.

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